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                                                                     EXHIBIT 5.1

                                 May 21, 1998

ChemTrak Incorporated
929 E. Arques Avenue
Sunnyvale, CA 94086

    Re: ChemTrak Incorporated (the "Company") Registration Statement on Form S-3
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Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on February 23, 1998 (Registration No. 333-46745), as amended (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,266,600 shares of Common Stock of the Company (the "Shares"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

    It is our opinion that the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,



                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ WILSON SONSINI GOODRICH & ROSATI